          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                  BW/IP, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee
(Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2),
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3),
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

                                                      PRELIMINARY PROXY MATERIAL

                 BW/IP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 14, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BW/IP, Inc. will be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, on Tuesday, May 14, 1996, at 11:00 a.m. (Pacific Daylight Savings
Time), for the following purposes:

         1.   To elect eight directors to serve for the ensuing year;

         2. To consider and act upon the BW/IP, Inc. 1996 Long-Term Incentive Plan;

         3. To consider and act upon the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The close of business on April 2, 1996, has been fixed by the Board of Directors as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of BW/IP, Inc. in writing that you wish to vote your shares in person, your proxy will not be used.

                                             By Order of the Board of Directors,



                                             JOHN D. HANNESSON
                                             Secretary

Long Beach, California
April 9, 1996

                                                      PRELIMINARY PROXY MATERIAL

                                   BW/IP, INC.
                       200 OCEANGATE BOULEVARD, SUITE 900
                          LONG BEACH, CALIFORNIA 90802

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 14, 1996

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of BW/IP, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, on Tuesday, May 14, 1996, at 11:00 a.m. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about April 9, 1996, to all stockholders of the Company.

Only holders of record of the Company's Common Stock, par value $.01 per share ("the Common Stock"), at the close of business on April 2, 1996, will be entitled to vote at the Annual Meeting. As of that date, there were 24,275,000 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. In accordance with Section 216(1) of the General Corporation Law of the State of Delaware (the "DGCL") and Section 1.04 of the Company's Bylaws, a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under applicable Delaware law, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. There is no cumulative voting. There are no other voting securities of the Company outstanding. The 175,000 shares of Common Stock held in the Company's treasury will not be voted.

If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as Directors of those persons named below and FOR all other proposals set forth herein.

The Board of Directors is not currently aware of any matters other than those referred to herein that will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the Annual Meeting and requesting in writing that the proxy be withdrawn. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $3,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares of Common Stock.

If a stockholder is a participant in the BW/IP International, Inc. Capital Accumulation Plan (the "CAP") and shares of Common Stock have been allocated to such person's account in the CAP, the proxy also serves as voting instructions to the trustee of the CAP. The trustee will vote both allocated shares of Common Stock for which it has not received direction and unallocated shares held by it in the same proportion as directed shares are voted.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

          OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS


The following table furnishes certain information as of February 15, 1996, as to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, by the Chief Executive Officer and other individuals named in the Summary Compensation Table (collectively, the "Named Executive Officers") and by all directors and executive officers of the Company as a group.


                                                       NUMBER OF
                                                        SHARES           SHARES UNDER
                                                     BENEFICIALLY        EXERCISABLE          PERCENT
                     NAME                               OWNED            OPTIONS (1)        OF CLASS (2)
                     ----                            ------------        ------------       ------------
Peter C. Valli..............................            238,847              48,500              1.2%
Bernard G. Rethore..........................             26,500                                   -
Eugene P. Cross.............................            152,909 (3)          13,100               -
James J. Gavin, Jr..........................              5,000               6,000               -
George D. Leal..............................              1,500 (4)           6,000               -
H. Jack Meany...............................             50,000               6,000               -
James S. Pignatelli.........................                400               6,000               -
James O. Rollans............................              1,000                                   -
William C. Rusnack..........................              1,000               6,000               -
Ronald W. Hoppel............................            188,678 (3)          14,900               -
Richard R. Testwuide........................            191,838 (3)          13,100               -
All executive officers and directors
     as a group (14)........................          1,043,428             136,400              4.3

--------------

(1) Includes shares which could be acquired within 60 days of February 15, 1996, through the exercise of options.

(2) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

(3) Includes certain shares under the CAP over which the executive officer has no dispositive power.

(4) Common Stock owned by The George and MaryAnn Leal Foundation, a charitable non-profit corporation, as to which Mr. Leal may be deemed the beneficial owner. Mr. Leal is President and Chairman of the Board of the foundation and, subject to the approval and supervision of the foundation's Board of Directors, is responsible for directing the voting and disposition of these shares.

              OWNERSHIP OF COMMON STOCK BY SIGNIFICANT STOCKHOLDER

The following table furnishes information as of December 31, 1995, as to the only person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

                                       SHARES                         VOTING POWER             INVESTMENT POWER
                                    BENEFICIALLY     PERCENT      --------------------       --------------------
NAME AND BUSINESS ADDRESS              OWNED         OF CLASS     SOLE          SHARED       SOLE          SHARED
-------------------------           -----------      --------     ----          ------       ----          ------
Pioneering Management
   Corporation (1)...........         2,006,000       8.27%       2,006,000        0         246,000     1,760,000
   60 State Street
   Boston, Massachusetts 02114

--------------

(1) Based on information set forth in a Schedule 13G, dated January 26, 1996, filed by Pioneering Management Corporation with the SEC.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than ten percent of the Common Stock (collectively, the "Reporting Persons") to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of shares of Common Stock. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

Based solely on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to 1995 were complied with on a timely basis except that on October 31, 1995, Alvin L. Dubrow, former President and Chief Operating Officer, filed a Form 5 relating to a transaction for the sale of Common Stock that occurred in August 1995, and on February 7, 1996, Bernard G. Rethore, President and Chief Executive Officer, filed a Form 5 and an amended Form 4 relating to transactions for purchases of Common Stock that occurred in December 1995.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

GENERAL INFORMATION

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of Directors to be elected is eight. Directors will hold office from the time of their election until the next annual meeting of stockholders of the Company and until their successors are duly elected and qualify, or until their earlier resignation or removal. All nominees also serve as members of the Board of Directors of the Company's subsidiary, BW/IP International, Inc. ("BW/IP"). Each nominee is currently serving as a director. Messrs. Valli, Gavin, Leal, Meany, Pignatelli and Rusnack were elected to the Board of Directors at the last meeting of stockholders in May 1995. Mr. Rollans was appointed to the Board of Directors in July 1995 and Mr. Rethore was appointed concurrently with his election to the office of President and Chief Executive Officer of the Company and BW/IP, in October 1995.

The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION CONCERNING NOMINEES

PETER C. VALLI, age 69
Director of the Company since 1987 and of BW/IP since 1984

Mr. Valli became Chairman of the Board of the Company and BW/IP in 1987. He served as Chief Executive Officer of the Company and BW/IP from 1987 to 1995. He was President of the Company from 1987 to 1991 and in 1995. He served as President of BW/IP from 1984 to 1991 and in 1995 and has served as a director of BW/IP since 1984. From 1972 to 1987 he also served as Vice President of Borg-Warner Corporation, BW/IP's predecessor parent ("Borg-Warner"), principally in conjunction with his affiliation with BW/IP. Mr. Valli is affiliated with a family of investment funds registered under the Investment Company Act of 1940 (none of which own shares of Common Stock), including The Bond Fund of America, Inc. and Capital World Bond Fund, Inc., for which he serves as a director, and The American Funds Income Series, The American Funds Tax-Exempt Series II, American High-Income Trust, The Cash Management Trust of America, Intermediate Bond Fund of America, The Tax-Exempt Bond Fund of America, Inc., The Tax-Exempt Money Fund of America and The U.S. Treasury Money Fund of America, for which he serves as a trustee.

Committee Membership:  Executive (Chairman)

BERNARD G. RETHORE, age 54
Director of the Company and BW/IP since 1995

Mr. Rethore has been President and Chief Executive Officer and a member of the Board of Directors of the Company and BW/IP since 1995. Mr. Rethore was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries, its diversified international manufacturing business, from 1989 to 1995. Previously Mr. Rethore had been President and CEO of Microdot Industries, the diversified manufacturing business of Microdot Inc. Mr. Rethore is also a director of Maytag Corporation.

Committee Membership:  Executive

JAMES J. GAVIN, JR., age 73
Director of the Company and BW/IP since 1987

Mr. Gavin was Vice Chairman of Borg-Warner and President of its Protective Services Group from 1985 to 1987 and Senior Vice President-Finance of Borg-Warner from 1975 to 1985. Mr. Gavin currently is a director of Service Corporation International and Huntco, Inc. and is a trustee of Benchmark Funds.

Committee Membership:  Audit.

GEORGE D. LEAL, age 62
Director of the Company and BW/IP since 1993

Mr. Leal has been Chairman of the Board of Dames & Moore, a worldwide consulting engineering firm, since 1981. He served as Chief Executive Officer of Dames & Moore from 1981 to 1994 and as President from 1981 to 1993.

Committee Membership:  Compensation and Benefits.

H. JACK MEANY, age 73
Director of the Company and BW/IP since 1987

Mr. Meany has been Chairman, President and Chief Executive Officer of Farr Company since 1994 and a director since 1976. He was President and Chief Executive Officer of NI Industries, Inc. from 1975 to 1988, a director from 1972 to 1988 and its Chairman of the Board, President and Chief Executive Officer from 1981 to 1988. Mr. Meany is currently a director of Electronic Scales International, Inc. and APS, Inc.

Committee Membership:  Compensation and Benefits.

JAMES S. PIGNATELLI, age 52
Director of the Company and BW/IP since 1993

Mr. Pignatelli is Senior Vice President and Chief Operating Officer of Tucson Electric Power Company. Prior to this he was a consultant to SCEcorp, a public utility company. Mr. Pignatelli was President and Chief Executive Officer of Mission Energy Company, an independent power company and subsidiary of SCEcorp, from 1988 to 1993. From 1975 to 1987, Mr. Pignatelli was employed by SCEcorp, holding various positions in the company including Manager of Taxes, Assistant Treasurer and Director of Revenue Requirements. Mr. Pignatelli is currently a director of Tejas Power Corporation.

Committee Membership:  Audit (Chairman).

JAMES O. ROLLANS, age 53
Director of the Company and BW/IP since 1995

Mr. Rollans has been Senior Vice President and Chief Administrative Officer of Fluor Corporation, a global engineering, construction and technical services company since 1994. He was Senior Vice President and Chief Financial Officer of Fluor Corporation from 1992 to 1994 and its Vice President, Corporate Communications from 1982 to 1992.

Committee Membership:  Audit.

WILLIAM C. RUSNACK, age 51
Director of the Company and BW/IP since 1993

Mr. Rusnack has been Senior Vice President of ARCO (an integrated petroleum company) since July 1990, and President of ARCO Products Company since June 1993. He was President of ARCO Transportation Company from 1990 to 1993, Vice President of Atlantic Richfield from 1987 to 1990 and Senior Vice President of ARCO Oil & Gas Company from 1985 to 1987.

Committee Membership:  Compensation and Benefits (Chairman) and Executive.

In accordance with Section 216(3) of the DGCL and Section 2.03 of the Company's Bylaws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of Directors. Under applicable Delaware law, withheld votes on any nominee or nominees, abstentions from voting on the election of Directors and broker non-votes will have no effect on the outcome of the vote on this proposal.

SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE ABOVE NOMINEES UNLESS AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE AS NOMINATED OR, BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED IN THE PROXY CARD, WITHHOLD THE AUTHORITY TO VOTE FOR SUCH NOMINEE OR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

The composition of the Board of Directors of each of the Company and BW/IP is identical. The Board of Directors of the Company held five regularly scheduled or special meetings during the fiscal year ended December 31, 1995 (the "Fiscal Year"), and the Board of Directors of BW/IP held five such meetings. Each Board of Directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation and Benefits Committee. While the composition and responsibilities of the standing committees of the two Boards are identical, the level of activity of the corresponding committees of each Board varies depending on the matters being considered.

Executive Committee. The Executive Committee of each Board has authority, with certain exceptions, during the intervals between the meetings of the Board of Directors, to take all actions that may be taken by its respective full Board of Directors in the management of the property, affairs and business of the Company or BW/IP, as the case may be. The Executive Committee of the Company's Board did not meet during the Fiscal Year, while the Executive Committee of BW/IP's Board met one time during the Fiscal Year.

Audit Committee. The Audit Committee of each Board reviews and approves the scope and results of any outside audit of the Company or BW/IP, as the case may be, and the fees therefor, and reviews, considers and acts upon all matters concerning auditing and accounting matters and the selection of outside auditors for the Company or BW/IP, as the case may be. The Audit

Committee of the Company's Board met two times during the Fiscal Year, while the corresponding committee of BW/IP's Board did not meet during the Fiscal Year.

Compensation and Benefits Committee. The Compensation and Benefits Committee of each Board reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company or BW/IP, as the case may be, as well as acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. The Compensation and Benefits Committee of the Company's Board met four times during the Fiscal Year, and the corresponding committee of BW/IP's Board met two times during the Fiscal Year.

Each current member of the Board of Directors of the Company nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company and of the committees of such Board on which he served during the Fiscal Year except for Mr. Rollans who missed only one meeting of the Board of Directors.

COMPENSATION OF DIRECTORS

Each director of the Company and BW/IP, other than any director employed by the Company or BW/IP, is entitled to receive an annual retainer of $12,000 plus a fee of $1,000 for each Board meeting attended in person or by conference telephone and $1,000 for each committee meeting attended that is not held concurrently with a Board meeting, plus all reasonable travel and other expenses of attending such meetings. The Chairman has the discretion to determine in each circumstance whether meetings of Committees held by conference telephone shall be paid as regular meetings or no meeting fee paid.

As part of its overall program to promote charitable giving, the Company has established the Non-Employee Directors' Charitable Gift Plan pursuant to which the Company purchased life insurance policies on non-employee directors. Eligibility is based on length of service as a non-employee director, with a minimum of two years of vesting service required after the March 1993 adoption of this plan by the Board of Directors, and full benefits vesting after five years of service. Upon the death of an individual non-employee director, the Company will donate up to $1 million to one or more qualifying charitable organizations recommended by the individual director and subsequently be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company. The program results in only nominal cost to the Company over time. Participants in this program are Messrs. Gavin, Leal, Meany, Pignatelli, Rollans and Rusnack.

Pursuant to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director who is reelected or who is continuing as a member of the Board of Directors shall be granted, as of the date of each year's annual meeting of the Company's stockholders, a non-qualified option ("Option") to purchase 2,000 shares of Common Stock, while each new non-employee director upon initial election as a member of the Board is granted an Option to purchase 5,000 shares of Common Stock.

The following table summarizes for all non-employee directors of the Company Options granted in fiscal year 1995 under the Directors' Plan.

                                                      Individual Grants
                                          ----------------------------------------
                                            Options       Exercise      Expiration
       Name                               Granted (1)  Price/Share (2)     Date
       ----                               -----------  ---------------  ----------
James J. Gavin ......................        2,000        $16.875        5/16/05
George D. Leal ......................        2,000         16.875        5/16/05
H. Jack Meany .......................        2,000         16.875        5/16/05
James S. Pignatelli .................        2,000         16.875        5/16/05
James O. Rollans ....................        5,000         18.750        7/25/05
William C. Rusnack ..................        2,000         16.875        5/16/05

-------------------

(1) Except for the Option granted to Mr. Rollans upon his initial election as a director on July 25 1995, all Options were granted on May 16, 1995, the date of the last annual meeting of the Company's stockholders. Fifty percent of the total number of shares of Common Stock covered in an Option will be exercisable beginning with the first anniversary date of the grant and the remaining fifty percent shall be exercisable on the second anniversary date of the grant. Payment of the exercise price may be made in cash, Common Stock or a combination of both.

(2) The exercise price for shares under the Options is the mean of the high and low prices for the Common Stock as reported on the NASDAQ National Market System on the date of grant.

Following his retirement as President and Chief Executive Officer of the Company and BW/IP on October 19, 1995, and as an employee of the Company on December 31, 1995, Mr. Valli has been retained by the Company as a consultant. He will receive annual consulting fees in the amount of $200,000 until May 15, 1997. Except for the annual retainer and meeting fees otherwise payable to non-employee directors, Mr. Valli is not eligible to participate in any compensatory plan or program for non-employee directors.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

One of the Company's principal objectives is to maximize the long-term return to the Company's stockholders. Under the supervision of the Compensation and Benefits Committee, the Company has developed and implemented compensation policies and programs designed to increase the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executives and managers with those of the stockholders. The strategy of the compensation program is to relate compensation to business objectives and performance, and enable the Company to attract, retain and provide incentives to executives who contribute to the success of the Company.

Because an important consideration for managers and directors is to identify with the interests of stockholders, the Committee adopted a policy in December of 1995 which requires substantial stock ownership (ranging from 5,000 shares to 80,000 shares depending upon position) be achieved by all executive officers and a significant number of other senior management employees within 5 years. In addition, the Committee recommended and the full Board of Directors adopted, a policy requiring all outside members of the Board of Directors to own 5,000 shares of the Company's stock within 5 years.

The Committee is comprised entirely of outside, non-employee directors of the Company. The task of establishing compensation programs generally, and determining the compensation of executive officers individually, requires experience in dealing with these matters and applying judgment to them. It requires the analysis of considerable data and its application in a rapidly changing business environment while balancing a number of important, and sometimes competing factors. The Company must be competitive in the marketplace for executive talent and reward both corporate and individual performance, while at the same time maintaining a focus on building long- term shareholder value. With these requirements in mind the Committee has supervised the setting of base salaries, as well as the creation of incentive compensation programs intended to appropriately compensate individuals on both measurable financial and non-financial goals, while reserving the authority to make adjustments to compensate for individual circumstances and a changing market.

The compensation package for the CEO and all other executive officers is comprised of three components: base salary, cash bonus (paid under the Management Incentive Plan (the "MIP") and long term equity based incentives, through stock options and/or performance units under the Long Term Incentive Plan (the "LTIP").

Base salaries of the CEO and all other executive officers are set by the Committee. There is no formula for the setting of base salaries, but each year a review is conducted of general corporate compensation and executive compensation survey data and periodically of special compensation surveys commissioned by the Company. Some of the survey data reviewed include corporations which are in the S&P 500 and the S&P

Manufacturing (Diversified Industrials) indices. The surveyed data also include information from corporations which are competitors of the Company and manufacturing companies of similar size but which are not direct competitors. The companies against which the Company competes for executive talent are a broader group than those companies in the Standard & Poor's Manufacturing Divisified Industrial Index shown in the performance graph for Common Stock. A special survey by Towers Perrin, commissioned by the Company in 1994, was one of the sources of data considered by the Committee in setting 1995 base salaries. In addition to the survey data the Committee considers the merit of each individual's performance, and the individual's compensation in the context of both the Company and its industry. The surveys, and what they reveal about base salaries paid by the Company for comparably responsible positions at other companies, are considered the most important single factor in setting salaries. However, the setting of individual base salaries is not entirely a function of matching the pay for comparable positions, but rather consists of an analysis of all of the factors, many of which are inherently subjective. The Company's policy is to generally set base salaries at or near the medians for positions it believes are comparable to those of the CEO and the other executive officers. The base salary for Bernard Rethore who became the CEO effective October 19, 1995, was determined by the Committee and reflects an amount considered appropriate for an individual with the qualifications and experience required for the position of CEO. This salary is commensurate with the salary provided to the Company's prior CEO.

The Committee believes that the contingent or incentive compensation of the Company's CEO and other executive officers should be substantially influenced by the Company's performance and by their individual performance. Therefore, the MIP provides that a portion of the annual bonus opportunity for each officer is dependent upon the Company's meeting certain previously defined financial goals. These goals are determined annually after review of the compensation surveys described above, which include incentive compensation data. The Plan was intended to result in correlating the Company's projected performance relative to its peers with total cash compensation. The Company had established a difficult target performance level, reversing a downward earnings trend, which would result in 3rd quartile total cash compensation if the target level was attained.

In 1995 the former CEO's financial goal, and a common financial goal for all other officers was a specified level of net income for the Company. The current CEO did not participate in the MIP in 1995, and will receive no bonus for the portion of 1995 during which he was employed by the Company. In addition, certain officers other than the CEO have a portion of their bonus opportunity dependent upon additional financial goals based on other performance measures which by virtue of their job responsibilities they are in a position to influence, such as operating cash flow or net cash flow, division operating income, or bookings. The CEO and all other officers also have a portion of their bonus opportunity based upon their individual performance in meeting certain non-financial goals. These goals are determined by each officer and his supervisor, or in the case of the CEO by the Committee, and relate to specific items within the authority of that officer which are determined to have benefit to the Company. Examples of these non-financial goals during 1995 are items such as succession planning and implementation for the former CEO, and for other officers the implementation of restructuring, and the reduction of product costs and selling, administrative and operating expenses.

Failure to reach the targeted goals results in lower annual bonus awards and may, in appropriate circumstances result in no award. In 1995 the range of potential bonus payments at target performance levels ranged from 58% of salary for the CEO and descended in steps to 28% for certain other executive officers. The range of actual payouts for cash bonuses in 1995 was from 38% to 19% based upon the Company's performance against its financial targets and the evaluation of each individual's degree of completion of his or her non-financial goals.

The LTIP is a plan under which awards are available in the form of stock options and performance units. The general principle governing the granting of awards was to determine a desired level of Company performance and a total compensation level for executive officers at targeted levels of corporate performance, and then relate the two through the reward system so that through a combination of base salary, bonus, and the LTIP the desired level of compensation was delivered at target performance. The percentage of total compensation derived through base salary is lowest for the CEO, who has the largest portion of his total compensation available through the MIP and LTIP, and therefore contingent upon the Company's and his own individual performance, and then cascades down in levels for other officers based upon the scope of their responsibilities.

The value of stock options to participants in the LTIP depends totally upon increases in the value of the Company's Common Stock over the ten year period over which the options are outstanding. The goal of the option feature of the LTIP is to create a commonality of interest between the Company's management and stockholders by giving an incentive for management to create value for stockholders through being personally rewarded by doing so. When stock options are granted, the exercise price cannot be lower than the fair market value on the grant date. As a result, executives receive future gains from these options only to the extent the price of the Company's stock increases.

The purpose of the LTIP is to provide an incentive for future performance and encourage the officers and other covered employees to own stock and increase their proprietary interest in the Company.

The number of performance units or options previously granted was not considered in determining 1995 awards.

The size of options awards varies, depending upon the recipient's position, performance and responsibilities with the Company which is determined under the Hay point evaluation system, with the more senior executives receiving a larger award. The Committee determined a target dollar amount to be awarded to each executive in stock options and converted that amount into a number of stock options based upon the Black-Scholes model for valuation of stock options. Under the terms of his employment agreement and pursuant to the LTIP, on October 9,1995, Mr. Rethore was granted stock options covering 250,000 shares of Common Stock, 150,000 of which have an exercise price equal to the fair market value of the stock on the date of grant, $18.25, and 100,000 of which had an exercise price of $25.00 per share. Because of uncertainty in the Company's markets and difficulty in establishing meaningful targets for performance, no performance units were granted in 1995.

The total compensation paid to the CEO and to other executive officers remained approximately the same or decreased in 1995 compared to 1994 as a result of lower MIP payments caused by the Company's lower profits against targets which required increased earnings compared to the prior year. The setting of financial performance targets was done relative to the actual market conditions in existence at the time the targets were established and would not always require year to year improvement unless warranted by business conditions.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to one or more of the executive officers named in the Summary Compensation Table except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or stock option plan meeting certain requirements. The Company has studied the $1 million cap on the deductibility of compensation, and although the current compensation of the Company's executive officers is not expected to approach $1 million in the near term, the 1996 Long Term Incentive Plan was drafted to comply with this limitation.

                                             William C. Rusnack, Chairman
                                             H. Jack Meany
                                             George D. Leal

                                             Compensation and Benefits Committee

PERFORMANCE GRAPH FOR COMMON STOCK

The following graph compares the Company's cumulative total return on the Common Stock with the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing Diversified Industrials Index. The graph assumes that $100 was invested on May 24, 1991 (the date the Common Stock was registered under the Exchange Act) in each of the Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Manufacturing Diversified Industrials Index and that all dividends were reinvested. The historical stock price performance of the Common Stock shown on the following graph is not necessarily indicative of future price performance.

                            TOTAL STOCKHOLDER RETURNS



                                                                                   S&P MANUFACTURING -
MEASUREMENT PERIOD                         BW/IP INC -CL: ($)    S&P 500 ($)         DIVER. IND. ($)
---------------------                      ------------------    -----------       -------------------
STARTING BASIS - 1990                          $100.00              $100.00                 $100.00
1991                                           $153.96              $108.95                 $ 95.01
1992                                           $211.01              $117.25                 $102.98
1993                                           $178.24              $129.07                 $125.02
1994                                           $123.54              $130.77                 $129.41
1995                                           $122.01              $179.42                 $182.21

NOTE: Data complete through last fiscal year.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of the Named Executive Officers for fiscal year 1995, as well as the total compensation paid to each such individual for the Company's two previous fiscal years in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                         ANNUAL COMPENSATION              COMPENSATION
                                               -----------------------------------------  ------------
                                                                                             AWARDS
                                                                                             ------
NAME AND                                                                  OTHER ANNUAL    SHARES SUBJECT        ALL OTHER
PRINCIPAL POSITION                  YEAR       SALARY        BONUS(1)   COMPENSATION (2)  TO OPTIONS (#)     COMPENSATION (3)
------------------                  ----       ------       --------    ----------------  -----------------  ----------------
Peter C. Valli(4) ............      1995      $425,000      $160,000        $4,507             60,000            $ 2,044
   Chairman and Former              1994       410,000       175,000         3,381             35,000              2,184
   President and Chief              1993       390,000       120,000         2,306             26,000             12,391
   Executive Officer

Bernard G. Rethore(5)  .......      1995        80,512             0             0            250,000                  0
   President, Chief
   Executive Officer
   and Director

Eugene P. Cross ..............      1995       232,000        60,000         3,148             20,000              2,240
   Executive Vice                   1994       223,000        80,000         2,640             11,500              2,148
   President--Finance,              1993       208,000        55,000         1,865              7,000              2,249
   Chief Financial Officer

Ronald W. Hoppel .............      1995       232,000        70,000         3,239             19,000              2,250
   Vice President                   1994       222,000        85,000            98             11,000              2,599
   President Pump Division          1993       211,000        55,000         1,685              8,000              2,732

Richard R. Testwuide .........      1995       204,000        70,000         3,528             17,000              2,015
   Vice President                   1994       195,000        80,000         2,288             10,000              2,383
    President Seal Division         1993       188,000        55,000         1,679              7,000              2,249

-------------------

(1) These amounts are the cash awards to the named individuals under BW/IP Management Incentive Plans. Amounts shown for performance in 1995, 1994 and 1993 were paid by March 15 of the calendar year following the year for which bonuses were awarded.

(2)      Reflects amount reimbursed for the payment of taxes ("gross-up").

(3) Includes amounts contributed or accrued for the fiscal year under the BW/IP International, Inc. Capital Accumulation Plan, and for Mr. Valli a corporate paid life insurance premium in the amount of $0 in 1995, $0 in 1994 and $10,468 in 1993.

(4) Mr. Valli retired as President and Chief Executive Officer effective October 19, 1995, and remained an employee until December 31, 1995.

(5) Mr. Rethore was elected President and Chief Executive Officer of the Company, effective October 19, 1995. Salary for the period October 19, 1995 through December 31, 1995 is based on an annualized base salary of $400,000.

OPTION GRANTS

           The following table summarizes for the Named Executive Officers options to acquire shares of the Common Stock granted in fiscal year 1995 under the LTIP.

                                          OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                           -----------------------------------------------------
                                          PERCENTAGE OF
                                          TOTAL OPTIONS                                        POTENTIAL REALIZABLE VALUE
                                            GRANTED TO                                         AT ASSUMED  ANNUAL RATES OF
                                          EMPLOYEES  IN                                         STOCK PRICE APPRECIATION
                             OPTIONS       FISCAL YEAR    EXERCISE    EXPIRATION               FOR TEN YEAR OPTION TERM(1)
NAME                       GRANTED (2)         1995      PRICE/SHARE     DATE         ------------------------------------------
----                       -----------    -------------  -----------  ----------
                                                                                       0%           5%                   10%
                                                                                      ----     ------------         ------------
Peter C. Valli........        60,000          10.6         $15.875      2/22/05       $ 0      $    599,040         $  1,518,060
Bernard G. Rethore....       150,000          26.4          18.250     10/19/05         0         1,721,550            4,362,900
                             100,000          17.6          25.000     10/19/05         0           472,700            2,233,600
Eugene P. Cross.......        20,000           3.5          15.875      2/22/05         0           199,680              506,020
Ronald W. Hoppel......        19,000           3.3          15.875      2/22/05         0           189,696              480,719
Richard R. Testwuide..        17,000           3.0          15.875      2/22/05         0           169,728              430,117
All Stockholders......         N/A             N/A            N/A         N/A           0       276,419,425 (3)      700,527,950 (3)
All Optionees.........       568,400 (4)     100.0          18.107        (5)           0         5,373,156 (6)       14,652,338 (6)
Optionee Gain as a %
   of All Stockholders'
   Gain...............         N/A            N/A           N/A           N/A          N/A              1.9%                 2.1%

-------------------

(1) Based upon assumed annual rates of stock price appreciation (as used in the table above) from the date of grant through the expiration date of such options. Actual gains, if any, are dependent on the future performance of the Common Stock, as well the continued employment of the Named Executive Officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable state laws.

(2) BW/IP granted stock options to purchase shares of the Common Stock pursuant to LTIP. Unless otherwise determined by the Compensation and Benefits Committee, a stock option may be exercised commencing three years after the date of grant in one or more installments. A stock option may only be exercised upon full payment of the option price.

(3) "All Stockholders" value is calculated from $18.107, the weighted average exercise price for all options awarded in fiscal 1995, based on the outstanding shares of Common Stock on December 31, 1995.

(4)      Net of options forfeited.

(5) Options expire on various dates during the year 2005. Exercise price shown is an average of all grants in fiscal 1995.

(6) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all stockholders commensurately.

OPTION VALUES

The following table sets forth the number and the dollar value of unexercised options to purchase Common Stock held by the Named Executive Officers at December 31, 1995. No options were exercised by these individuals during 1995.

                  AGGREGATED LAST FISCAL YEAR-END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                                            NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT FISCAL
                                        OPTIONS AT FISCAL YEAR END (#)              YEAR-END($)(1)
                                        ------------------------------     ------------------------------
         NAME                           EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
         ----                           -----------    -------------       -----------     -------------
Peter C. Valli.................              22,500          121,000            $ 0            $37,500
Bernard G. Rethore.............                   0          250,000              0                  0
Eugene R. Cross................               6,100           38,500              0             12,500
Ronald W. Hoppel...............               6,900           38,000              0             11,875
Richard R. Testwuide...........               6,100           34,000              0             10,625

-------------------

(1) Based on the last reported sale price per share of the Common Stock as quoted through the NASDAQ National Market System on December 31, 1995 ($16.50).

OTHER PLANS AND ARRANGEMENTS

Retirement Benefits. The following table indicates the estimated maximum annual retirement benefit that persons in specified compensation and years of service classifications would be entitled to receive under the BW/IP International, Inc. Retirement Plan (the "BW/IP RP") and the Supplemental Executive Retirement Plan (the "SERP") on a straight-life annuity basis as if retirement had occurred on December 31, 1995 at age 65 after the indicated years of credited service and as if average annual earnings for the highest five consecutive years in the ten years preceding retirement equaled the amounts indicated. Benefits in the table are not subject to any deduction for social security benefits. The table does not reflect limitations imposed by the Code.

                              PENSION PLAN TABLE

 Average                               Years of Service
 Annual     --------------------------------------------------------------------
Earnings       15          20          25          30          35          40
--------    --------    --------    --------    --------    --------    --------
$125,000    $ 28,250    $ 37,667    $ 47,084    $ 56,501    $ 59,626    $ 62,751
 150,000      34,250      45,667      57,084      68,501      72,251      76,001
 175,000      40,250      53,667      67,084      80,501      84,876      89,251
 200,000      46,250      61,667      77,084      92,501      97,501     102,501
 225,000      52,250      69,667      87,084     104,501     110,126     115,751
 250,000      58,250      77,667      97,084     116,501     122,751     129,001
 300,000      70,250      93,667     117,084     140,501     148,001     155,501
 350,000      82,250     109,667     137,084     164,501     173,251     182,001
 400,000      94,250     125,667     157,084     188,501     198,501     208,501
 450,000     106,250     141,667     177,084     212,501     223,751     235,001
 500,000     118,250     157,667     197,084     236,501     249,001     261,501
 550,000     130,250     173,667     217,084     260,501     274,251     288,001
 600,000     142,250     189,667     237,084     284,501     299,501     314,501
 650,000     154,250     205,667     257,084     308,501     324,751     341,001
 700,000     166,250     221,667     277,084     332,501     350,001     367,501
 750,000     178,250     237,667     297,084     356,501     375,251     394,001
 800,000     190,250     253,667     317,084     380,501     400,501     420,501

Eligible BW/IP U.S. salaried and certain hourly employees participate in the BW/IP RP, which provides retirement benefits based on an employee's years of service and earnings with Borg-Warner, BW/IP and its subsidiaries and such employee's average annual earnings (subject to limitations imposed by the Code) for the highest consecutive five years of the ten years preceding retirement. Participants are covered in the BW/IP RP for wages, salary and bonuses, and up to 50% of an employee's award under the 1981 Borg-Warner Contingent Compensation Plan through 1987.

As of December 31, 1995, the credited years of service for each Named Executive Officer are: Mr. Valli, 35 years; Mr. Rethore, 0 years; Mr. Cross, 26 years; Mr. Hoppel, 31 years; and Mr. Testwuide, 23 years.

Mr. Rethore will have an additional retirement benefit that recognizes his experience prior to employment by the Company. The additional benefit will be equal to the excess of (i) the retirement benefit payable under the SERP assuming one additional year of service for each year of actual service over
(ii) the retirement benefit actually payable under the SERP.

Mr. Valli waived the prescribed payments under the SERP in 1995, and the Board of Directors approved the purchase of split dollar life insurance using a second-to-die life insurance policy on the lives of Mr. Valli and his spouse. This arrangement will deliver greater economic value to Mr. Valli and provide a long-term earnings benefit to the Company. The Company will make five annual insurance premium payments of approximately $405,000 each. At the earlier of the deaths of Mr. Valli and his spouse or twenty years from the date of the policy, the Company will receive an amount equal to the premiums paid, and Mr. Valli's beneficiary will receive the remaining benefit amount paid pursuant to the policy.

Employment Agreements. On October 19, 1995, the Company entered into an agreement covering a period of five years for the employment of Mr. Rethore as President and Chief Executive Officer of the Company. Mr. Rethore's annual base salary until January 1, 1997, is $400,000 and is subject to increase based on annual reviews thereafter. Beginning in 1996, Mr. Rethore will participate in the MIP and have the opportunity to receive an annual bonus up to 100% of his base salary, based upon attainment of performance objectives. [Pursuant to the employment agreement Mr. Rethore will have an additional retirement benefit as described under "Retirement Benefits" above.] Mr. Rethore's employment agreement also provides for the payment of a severance benefit if the Company terminates his employment without cause or if Mr. Rethore terminates his employment for "good reason" (which includes a reduction in base salary or incentive compensation opportunity, a reduction in Mr. Rethore's duties or positions, or a material breach of the agreement by the Company). The severance benefit is a lump sum amount equal to two times the sum of base salary and bonus that would have been payable at target performance for the year in which termination occurs.

Under the terms of his employment agreement, Mr. Rethore is required to purchase no later than December 31, 1996, shares of Common Stock with an aggregate fair market value of at least $800,000 ("Base Stock"). When Mr. Rethore completes purchase of the Base Stock ("Stock Award Date"), Mr. Rethore shall be granted shares of restricted Common Stock ("Premium Shares") equal to the greatest number of whole shares determined by dividing $160,000 by the closing price per share on the Stock Award Date. The Premium Shares vest over five years, except that in the event of Mr. Rethore's termination for death or disability, all Premium Shares become fully vested. No later than December 31, 1998, and at all times thereafter, Mr. Rethore must own directly or beneficially Common Stock with an aggregate fair market value equal to three times his then current base salary or the amount required under stock ownership guidelines established by the Board of Directors for the Company's executive officers, but in no event more than five times his then current base salary. On the commencement date of his employment, Mr. Rethore was granted an option under the LTIP to purchase 150,000 shares of Common Stock at an exercise price of the fair market value on the date of grant ($18.25) and 100,000 shares at an exercise price of $25.00 per share.

Employment Continuation Program. On December 14, 1995, the Company adopted an employment continuation program (the "Program"). All seven of the executive officers of the Company are eligible to participate in the Program. The Program provides for the officer's continued employment for two years following a change in control of the Company. Compensation for this period will be based on the officer's then current base salary with an annual bonus opportunity no less favorable than the bonus available before the change in control and provide for continued participation in long-term incentive and benefit plans.

The employment continuation agreement for Mr. Rethore provides that in the event his employment is terminated during the two year period by the Company without cause or by Mr. Rethore for good reason (which includes failure to continue in the position of President and Chief Executive Officer or assignment of duties inconsistent with such position, a reduction in compensation, a material breach of the agreement by the Company, failure of the successor to the Company to assume the agreement or relocation (more than 40 miles) from the location at which services were performed before the change), Mr. Rethore will receive a severance benefit equal to three times the sum of his base salary and an amount equal to the greater of either his last bonus or the average bonus paid as a percentage of base salary for the three years prior to the change in control plus certain other benefits (welfare and fringe benefits and a Company- provided automobile for up to three years, outplacement services and immediate vesting in the Premium Shares). The employment continuation agreements for each of the other officers provide that in the event the officer's employment is terminated during the two year period without cause or by the officer for good reason (which includes an adverse change in position or assignment of duties inconsistent with such position, a reduction in compensation, relocation (more than 35 miles) from the location at which services were performed before the change, a material breach of the agreement by the Company, or failure of the successor to the Company to assume the agreement), the officer covered by the Program will receive a severance benefit equal to two and one fourth times the sum of his or her base salary and an amount equal to the greater of either the last bonus or the average bonus paid as a percentage of base salary for the last three calendar years prior to the change in control plus certain other benefits (welfare and fringe benefits and a Company-provided automobile for up to two years and outplacement services). The Program provides that if any amount payable under the Program is deemed to be an "excess parachute payment" under section 280G(b) of the Code, which generally would limit deductibility of such payment by the Company for Federal income tax purposes, then the amount payable under the Program shall be limited to an amount that would not cause such limitation on the deduction.

Under the employment continuation agreements a change in control is deemed to have occurred if (a) another person or group unaffiliated with the Company, becomes the beneficial owner of at least 30% of the voting power of the Company; or (b) members of the Board of Directors as of the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease to constitute at least a majority of the Board of Directors, unless the new directors were elected with the approval of at least two-thirds of the Incumbent Directors and were not designated by a person who had entered into an agreement with the Company to effect a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the Company ("Corporate Event"); or (c) the Company's stockholders approve a Corporate Event as a result of which such stockholders do not hold a majority of the voting power in a surviving, resulting or acquiring corporation. If the officer's employment is terminated by the Company without cause within one year after a potential change in control but before a change in control and a change in control actually occurs, the officer will be considered employed as of the date of a change in control for purposes of his or her rights under the Program. A potential change in control is deemed to have occurred if a person commences a tender offer for securities representing at least 20% of the Company's securities, the Company enters into an agreement that would consummate a change in control, proxies are solicited by anyone other than the Company, or any other event which is deemed to be a potential change in control by the Board of Directors.

                                 PROPOSAL NO. 2

                    BW/IP, INC. 1996 LONG-TERM INCENTIVE PLAN

The stockholders are asked to consider and vote upon a proposal to adopt the BW/IP, Inc. 1996 Long-Term Incentive Plan (the "Plan"). The Plan replaces the BW/IP International, Inc. 1992 Long-Term Incentive Plan ("1992 Plan") that was approved by the Stockholders on May 19, 1992.

The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, in the form attached to this Proxy Statement as Exhibit A.

DESCRIPTION OF THE PLAN

Purpose. The Plan was created to promote the long-term financial success of the Company and increase shareholder value by providing to selected employees an ownership interest in the Company as an incentive for superior performance. On February 23, 1996, the Board of Directors adopted the Plan, subject to approval by the stockholders. The Plan shall be effective on the date the Plan is approved by the stockholders. No award may be granted under the Plan after May 13, 2006.

Administration. The Plan provides for administration by a committee (the "Committee") to be comprised of either the Compensation and Benefits Committee of the Board of Directors or another committee designated by the Board of Directors; provided, however, each member of the Committee must be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Among the powers granted to the Committee are the authority to interpret the Plan and to establish rules and regulations for its operation. [In addition to administering the Plan, the Committee may also establish recommended guidelines for stock ownership by employees.]

Types of Awards. The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights (SARs) in tandem with stock options, in addition to stock options, or freestanding; (3) restricted stock and restricted units; (4) incentive stock and incentive units; (5) deferred stock units; and (6) stock in lieu of cash (hereinafter referred to as "Awards").

Eligibility and Participation. The Plan provides that Awards will be granted to executive officers and other key employees selected by the Committee. [Non-employee directors are not eligible to participate in the Plan.] At March 1, 1996, seven executive officers and approximately 35 employees were eligible to participate in the Plan.

Limitation on Awards. The maximum number of shares of Common Stock which shall be available for Awards granted under the Plan during its term shall be 1,500,000 plus any shares that remain available for awards under the 1992 Plan. The maximum number of shares of stock that may be issued with respect to restricted stock and restricted units is 100,000 and with respect to incentive stock and incentive units is 200,000. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 500,000. The maximum number of shares subject to awards of incentive stock or incentive units to an executive officer in any calendar year is 50,000. If any option or SAR expires or is terminated unexercised, or if any other award in respect of shares is canceled or forfeited, the shares subject to such option, SAR or other Award again will be available for purposes of the Plan.

In the event of a stock dividend, stock split, recapitalization, merger, consolidation or any other similar event which affects the Common Stock, the Committee shall make such adjustments in the aggregate number of shares reserved for issuance, the number of shares covered by outstanding Awards, limits on individual grants, and the exercise prices for such Awards as are provided in the Plan.

Stock Options. Under the Plan, the Committee may grant Awards in the form of options to purchase shares of the Company's Common Stock. With regard to each stock option, the Committee will determine the number of shares subject to the option, the exercise price and conditions and limitations on the option's exercise. In no event, however, may the exercise price be less than the mean between the closing bid and asked prices for a share of Common Stock on a nationally recognized system of price quotation or the closing price for a share of Common Stock on a national exchange ("fair market value") on the date of grant. The exercise price of the option is payable in cash or its equivalent or, as permitted by the Committee, by exchanging shares of Common Stock owned by the participant, or by a combination of the foregoing. Unless the Committee establishes a different schedule, each option shall become exercisable on a cliff basis on the third anniversary of the date the option is granted. If a participant's employment terminates because of death, disability, early retirement (with the Committee's consent) or normal retirement, the participant may exercise any option held at the time of termination for a period of three years, or such other period determined by the Committee at the date of grant, but in no event after the date the option otherwise expires. If a participant's employment is terminated for Cause (as defined in the Plan), all outstanding options terminate. In the event of termination for any reason not described above, the option is exercisable for a period of ninety days after termination. Any stock option granted in the form of an incentive stock option will satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" ). The Committee may provide that a participant who delivers shares of Common Stock to exercise an option will be automatically granted new options for the number of shares delivered to exercise the option ("reload options"). Reload options will be subject to the same terms and conditions as the related option except that the exercise price is the fair market value on the date the reload option is granted and will not be exercisable for six months.

Stock Appreciation Rights. The Plan authorizes the Committee to grant SARs in tandem with a stock option, in addition to a stock option, or freestanding and unrelated to a stock option. SARs entitle the participant to receive the excess of the fair market value of a stated number of shares of Common Stock on the date of exercise over the base price of the SAR. The base price may not be less than 100% of the market value of the Common Stock on the date the SAR is granted. The Committee shall determine when an SAR is exercisable, the method of exercise, and whether settlement of the SAR is to be made in cash, shares of Common Stock or a combination of the foregoing.

Restricted Stock and Restricted Units. The Plan authorizes the Committee to grant Awards in the form of restricted stock and restricted units. For purposes of the Plan, restricted stock is an Award of Common Stock and a restricted unit is a contractual right to receive Common Stock (or cash based on fair market value of Common Stock). Such awards will be subject to such terms and conditions, if any, as the Committee deems appropriate. Unless otherwise determined by the Committee, participants shall be entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock or the corresponding number of shares covered by restricted units. Restricted stock and restricted units become vested and nonforfeitable and the restricted period shall lapse upon the third anniversary of the date of grant unless the Committee determines otherwise. If a participant's employment terminates because of death, disability, early retirement (with the Committee's consent) or normal retirement, during the period in which the transfer of shares is restricted, the restricted stock or restricted units become vested and nonforfeitable as to that percentage of the shares based upon the days worked as a percentage of total days in the restricted period. Unless nonforfeitable on the date of termination or otherwise determined by the Committee, a restricted stock or restricted unit award is forfeited on termination.

Incentive Stock and Incentive Units. The Plan allows for the grant of Awards in the form of incentive stock and incentive units. For purposes of the Plan, incentive stock is an Award of Common Stock and an incentive unit is a contractual right to receive Common Stock. Such awards will be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the Committee. With regard to a particular performance period, the Committee shall have the discretion, subject to the Plan's terms to determine the terms and conditions of such Awards, including the performance objectives to be achieved during such period and the determination of whether and to what degree such objectives have been attained. Unless otherwise determined by the Committee, participants shall be entitled to receive, either currently or at a future date, all dividends and other distributions paid with respect to the incentive stock or the corresponding number of shares covered by the incentive units. If a participant's employment terminates because of death, disability, early retirement (with the Committee's consent) or normal retirement during the measurement period, an Award of incentive stock or incentive units shall become vested and nonforfeitable as to that percentage of the award that would have been earned based on the attainment of performance objectives for the days worked as a percentage of total days in the performance period. Unless nonforfeitable on the date of termination, any incentive stock or incentive unit award is forfeited on termination.

Deferred Stock. An Award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period. On such date or dates established by the Committee and subject to such terms and conditions as the Committee shall determine, a participant may be permitted to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") and receive the equivalent amount in elective stock units based on the fair market value of Common Stock on the date of grant. To the extent determined by the Committee, a participant may also receive supplemental stock units for a percentage of the Deferred Annual Amount. If the participant elects to receive any portion of a bonus in Common Stock in lieu of cash as allowed by the Plan, the Committee may grant an Award of deferred stock as free standing stock units, in such number and on such terms as the Committee may determine. Deferred stock units carry no voting rights until the shares have been issued. The Committee shall determine whether any dividend equivalents attributable to deferred units are paid currently or credited to the participant's account and deemed reinvested in deferred stock units. Deferred stock units and dividend equivalents with respect thereto are fully vested at all times. Unless the Committee provides otherwise supplemental stock units and dividend equivalents with respect thereto will become fully vested on the third anniversary of the date the corresponding deferred amount would have been paid and free standing stock units and dividend equivalents with respect thereto will become fully vested on the third anniversary of the corresponding Common Stock in lieu of cash Award. Free standing units may be forfeited if the corresponding Common Stock is not held for a specified holding period.

Stock in Lieu of Cash. The Plan authorizes the Committee to grant Awards of Common Stock to executive officers in lieu of all or a portion of an award otherwise payable in cash pursuant to any bonus or incentive compensation plan of the Company. The number of shares of Common Stock issued will be the greatest number of whole shares which has an aggregate fair market value equal to or less than the amount of cash that otherwise would have been payable.

Change in Control. In the event of a Change In Control (as defined in the Plan), a participant would be entitled to the following treatment under the Plan: (i) each option and SAR would be immediately cashed out on the basis of the Change in Control Price (as defined in the Plan); (ii) restricted stock and restricted units become nonforfeitable and immediately transferable; (iii) incentive stock and incentive units become fully vested and the shares of stock with respect thereto immediately payable; and (iv) deferred stock units become fully vested and the shares of Common Stock with respect thereto immediately payable. Notwithstanding the above, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur if the Committee determines prior to the Change in Control that any of the awards shall be honored or new rights substituted by a Participant's employer immediately following a Change in Control. The alternative award must be substantially equivalent and based on stock traded on an established securities market.

Amendment of the Plan. The Board of Directors or the Committee may amend, suspend or terminate the Plan, except that shareholder approval is required if the amendment would increase the number of shares of Common Stock subject to the Plan, change the price at which options may be granted or remove administration of the Plan from the Committee.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary of the principal Federal income tax consequences generally arising with respect to Awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

Stock Options. A participant who is granted an incentive stock option does not realize any taxable income at the time of grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year from the exercise of such option, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. For a disposition occurring within two years from the date of grant or within one year from the date of exercise (a "disqualifying disposition") in which a loss, if sustained, would be recognized, the participant generally will recognize ordinary compensation income (and the deduction taken by the Company) equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess of the amount realized on the sale of the shares over the exercise price. In the case of any other disqualifying disposition where a loss, if sustained, would not be recognized, the participant will recognize ordinary income equal to the excess of fair market value of the shares on the date of exercise over the option exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a capital gain or loss. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

The participant who is granted a nonstatutory stock option does not realize any taxable income at the time of grant, but will be taxed on the gain (as compensation income), measured as the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding Federal income tax deduction for the same amount. Upon the sale of shares acquired by exercise of a nonstatutory stock option, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of income recognized by the participant at the time of exercise).

Stock Appreciation Rights. The grant of an SAR will produce no Federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

Incentive Stock and Incentive Units. A participant who has been granted either incentive units or incentive shares expressed in the form of units of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the Award is paid, and the Company will have a corresponding deduction.

Restricted Stock and Restricted Units. A participant who has been granted restricted shares of Common Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

Deferred Stock. Awards that are properly deferred will be taxable when actually or constructively received. At the time a participant realizes income from an Award, the Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of such income realized by the participant.

Section 162(m). Under Section 162(m) of the Code the Company may be limited as to Federal income tax deductions to the extent that total compensation paid to any one "covered employee" exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with the conditions imposed by Section 162(m) of the Code, including the payment of "performance based compensation" pursuant to a plan approved by the shareholders. This Plan is intended to make grants of incentive stock options, non-statutory stock options with an exercise price not less than fair market at the date of grant, incentive stock, incentive units and SARs meet the requirements of "performance based compensation" within the meaning of Section 162(m) of the Code.

Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting. Abstentions from voting on the Plan (including broker non-votes) will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE ADOPTION OF THE BW/IP, INC. 1996 LONG-TERM INCENTIVE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 PROPOSAL NO. 3

BW/IP, INC. 1996 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN

The stockholders are asked to consider and vote upon a proposal to adopt the BW/IP, Inc. 1996 Directors Stock and Deferred Compensation Plan (the "Directors Plan"), in the form attached to this Proxy Statement as Exhibit B.

DESCRIPTION OF PLAN

The Directors Plan is designed to enable the Company to attract, retain and motivate highly qualified persons to serve as directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing an opportunity to obtain the benefits of stock ownership on a tax deferred basis. On February 23, 1996 the Board of Directors adopted the Directors Plan, subject to approval by the stockholders.

The Directors Plan allows a non-employee director to elect to exchange all or a portion of the fees otherwise payable in cash for services as a director [(including the annual retainer fee and any fee for attending a meeting of the Board of Directors or any Committee of the Board of Directors)] into Common Stock or to defer receipt of all or a portion of such fees and have the amount credited either to a deferred cash account ("Interest Account") or to a deferred stock account ("Stock Account"). The number of shares of Common Stock received or the equivalent number of shares allocated to the Stock Account will be based on the mean between the high and low sales price of a share as reported in the principal consolidated transaction reporting system or such other national exchange or the over-the-counter market on which the Common Stock is traded ("fair market value") on the date shares are issued or the fees are payable. The Interest Account will be credited with a fixed annual return during the deferral period and the Stock Account with dividend equivalents or distributions with respect to Common Stock during the deferral period. To receive Common Stock, a director must file an irrevocable written election with the Secretary of the Company no later than the date of the 1996 annual meeting of stockholders for fees payable in 1996, and thereafter by July 1 for fees payable for the following calendar year. To defer amounts to an Interest Account or to a Stock Account, a director must file a written election no later than December 31 for fees payable in the following calendar year, provided that any election to have fees credited to a Stock Account must be made at least six months in advance of the date fees are payable. A director may terminate or change any deferral election as of the end of the calendar year in which the notice is given, provided that any change in the amount of deferred compensation credited to a Stock Account shall not become effective earlier than six months after it is received by the Secretary. At the time a deferral election is made the director must also file an election for distribution upon termination of service as a director. For a distribution prior to termination of service, the director must file an election at least one full year before the date of distribution.

The Directors Plan will be administered by the Board of Directors, each member of which is "disinterested" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Board of Directors may amend or terminate the Directors Plan provided that the manner in which the Stock Account operates may not be amended more than once every six months other than to comport with changes in the Code and regulations thereunder.

A total of 50,000 shares of Common Stock are reserved and available for issuance under the Directors Plan. Shares that may be delivered in settlement of a Stock Account will not be considered to be available after such Stock Account has been credited, except for issuance in connection with such shares in the Stock Account. Based upon the average compensation paid to directors and the per share price of Common Stock on February 29, 1996, the maximum number of shares issued to an individual director in any year would be approximately 1,200. In the event of a stock dividend, stock split, recapitalization, merger, consolidation or any other similar event, the Board of Directors may adjust the number and kind of shares available for issuance under the Plan.

FEDERAL INCOME TAX CONSIDERATIONS

A director who acquires Common Stock in lieu of cash fees, will recognize ordinary income equal to the fair market value of the Common Stock on the date of acquisition. With respect to an Interest Account or Stock Account, a director must generally recognize ordinary income equal to the fair market value of the Interest Account or Stock Account at the end of the deferral period. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the director.

Approval of the Directors Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting. Abstentions from voting on the Directors Plan (including broker non-votes) will have the effect of votes against the proposal.

THIS BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE RATIFICATION OF THE ADOPTION OF THE BW/IP, INC. 1996 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                              INDEPENDENT AUDITORS

The Company has eliminated the formality of seeking ratification of the appointment of Price Waterhouse as the Company's independent auditors for 1996 because it determined there was little beneficial purpose in continuing with this unnecessary action.

Price Waterhouse has served as the Company's independent auditors since March 1993. Representatives of Price Waterhouse will attend the meeting, and respond to any questions, or make a statement if they so desire.

                                  ANNUAL REPORT

The Company's 1995 Annual Report to Stockholders, containing audited financial statements for the year ended December 31, 1995, is being mailed to all stockholders of record with this Proxy Statement.

                            PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at the 1997 annual meeting of stockholders must be received by the Secretary of the Company no later than December 10, 1996 to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting.

                                                                       EXHIBIT A

                                   BW/IP, INC.
                          1996 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose.

         The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by

     (a) motivating superior performance by means of performance-related incentives,

     (b) encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees and

     (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Section 2.  Definitions.

         "Award" shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(b).

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

         "Change in Control" shall mean the occurrence of any of the following events:

         (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

         (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

         (iii) the stockholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company, or

         (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

         "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in
Section 11(a) occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "Committee" shall mean the Compensation and Benefits Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

         "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

         "Company" shall mean BW/IP, Inc. and any successor thereto.

         "Deferred Annual Amount" shall mean, with respect to any year, the amount of compensation that a Participant elects to defer in exchange for an award of Elective Units as determined pursuant to Section 9 hereof.

         "Deferred Stock" shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in Section 9 hereof.

         "Disability" shall mean long-term disability as defined under the terms of the Company's applicable long term disability plans or policies.

         "Early Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

         "Elective Units" shall mean an award of Deferred Stock made pursuant to
Section 9 in respect of a Participant's Deferred Annual Amount.

         "Eligible Employee" shall mean each Executive Officer and each other key employee of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.

         "Employment" shall mean, for purposes of Sections 5(d), 7(b) and 8(b), continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Executive Officer" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

         "Fair Market Value" shall mean, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

         "Free Standing Units" shall mean an award of Deferred Stock made pursuant to Section 9 in respect of a Common Stock award made to a Participant under Section 10.

         "Incentive Stock" shall mean any Award of Common Stock granted under
Section 8 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

         "Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

         "Incentive Unit" shall mean any Award of a contractual right granted under Section 8 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

         "Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

         "Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

         "Option" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

         "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

         "Plan" shall mean the BW/IP, Inc. 1996 Long-Term Incentive Plan, described herein, and as may be amended from time to time.

         "Predecessor Plan" means the BW/IP International, Inc. 1992 Long-Term Incentive Plan.

         "Reload Option" shall have the meaning ascribed thereto in Section
5(e).

         "Restricted Period" shall mean the period during which a grant of Incentive Stock, Restricted Stock, Incentive Units or Restricted Units is subject to forfeiture.

         "Restricted Stock" shall mean any Award of Common Stock granted under
Section 7 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

         "Restricted Unit" shall mean any Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

         "Stock Appreciation Right" shall mean a contractual right granted under
Section 6 to receive cash, Common Stock or a combination thereof.

         "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

         "Supplemental Units" shall mean an award of Deferred Stock made pursuant to Section 9 with respect to a number of shares in excess of the number of shares corresponding to the Participant's Elective Units.

Section 3.  Administration.

The Plan shall be administered by the Committee, which Committee shall consist of at least two Directors of the Company chosen by the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

Section 4.  Maximum Amount of Shares Available for Awards.

         (a) Maximum Number of Shares. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 1,500,000 shares of Common Stock, plus any shares which, as of the effective date of the Plan (as determined pursuant to Section 12(h)), remain available for awards under the Predecessor Plan. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan or any Option granted under the Predecessor Plan only the net number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall the number of shares of Common Stock issued under the Plan with respect to (i) Restricted Stock and Restricted Units exceed 100,000 shares of Common Stock or (ii) Incentive Stock or Incentive Units exceed [200,000] shares of Common Stock.

         (b) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award. In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

         (c) Adjustment for Corporate Transactions. In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

Section 5.  Stock Options.

         (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options in any single calendar year for more than 500,000 shares of Common Stock, as such number may be adjusted pursuant to Section 4(c). The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

         (b) Option Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

         (c) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable on a cliff basis on the third anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

         (d) Termination of Employment. Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 5(d). If a Participant's Employment terminates due to the Participant's
(i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

         (e) Reload Options. The Committee may provide that a Participant (or, if applicable, his permitted transferee) who delivers shares of Common Stock that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option or an option granted under the Predecessor Plan, will automatically be granted new Options

("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

Section 6.  Stock Appreciation Rights.

         (a) Grant of SARs. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights in any single calendar year for more than 500,000 shares of Common Stock, as such number may be adjusted pursuant to Section 4(c). Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 5(b).

         (b) Exercise of SARs. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

Section 7.  Restricted Stock and Restricted Units

         (a) Grant of Restricted Stock or Restricted Units. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award.

         (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Restricted Stock or Restricted Units shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period). Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

         (c) Delivery of Shares. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

         (d) Restricted Period; Restrictions on Transferability during Restricted Period. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award Stock shall become freely transferable, on the third anniversary of the date of grant.

Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

         (e) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

Section 8.  Incentive Awards.

         (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. The maximum number of shares of Common Stock that may be subject to any Awards of Incentive Stock and Incentive Units granted to an Executive Officer in any 12 month period shall not exceed 50,000 shares, as each such number may be adjusted pursuant to Section 4(c). Unless the Committee otherwise determines at the time of grant of Incentive Stock or Incentive Units to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) total return to shareholders, (ii) return on equity, (iii) operating income or net income, (iv) return on capital or (v) economic value added. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Incentive Stock or Incentive Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Incentive Stock or Incentive Units or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

         (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Incentive Stock or Incentive Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period); provided that, any portion of any Incentive Stock or Incentive Unit award that does not become vested as of the times set forth in this sentence shall be forfeited at such times. In all other cases, any portion of any award of Incentive Stock or Incentive Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

         (c) Awards Nontransferable. Incentive Stock or Incentive Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

         (d) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Incentive Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Incentive Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Incentive Units, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Incentive Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

         (e) Interpretation. Notwithstanding anything else contained in this
Section 8 to the contrary, if any award of Incentive Stock or Incentive Units is intended, at the time of grant, to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 8 with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

Section 9.  Deferred Stock.

         (a) Deferred Stock Awards. On such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof a number of Elective Units equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Annual Amount by (y) the Fair Market Value of a share of Common Stock on the date of grant. To the extent the Committee so determines, a Participant who receives an award of Elective Units shall receive that number of Supplemental Units equal to the greatest whole number which may be obtained by dividing (x) such percentage of the Deferred Annual Amount as is determined by the Committee at the date of grant by (y) the Fair Market Value of a share of Common Stock on the date of grant. Additionally, the Committee may award Free Standing Units in connection with the payment of an annual bonus in Common Stock pursuant to Section 10, in such number and on such terms and conditions as the Committee shall determine, including, without limitation, requiring the forfeiture of the Free Standing Units if the corresponding Common Stock is not held for a specified holding period.

         No shares of Common Stock will be issued at the time an award of Deferred Stock is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Elective Units awarded to the Participant.

         (b) Rights as a Stockholder; Dividend Equivalents. A Participant shall not have any right in respect of Deferred Stock awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such

Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

         (c) Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, any Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the third anniversary of the date the corresponding Deferred Annual Amount would have been paid absent the Participant's election to defer provided the Participant remains in the continuous employ of the Company or a Subsidiary through such date. Unless the Committee provides otherwise at or after the date of grant, any Deferred Stock Unit award that consists of Free Standing Units granted in respect of an award of Common Stock under Section 10, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the third anniversary of the grant date of the corresponding Common Stock award. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Deferred Stock award at or after the date of grant.

         (d) Settlement of Deferred Stock. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive (i) one share of Common Stock for each Elective Unit (and related Dividend Equivalents) as of the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee and (ii) one share of Common Stock for each Supplemental Unit or Free Standing Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Supplemental Units and Free Standing Units (and related Dividend Equivalents) credited to his account. The Committee may provide in the Award Agreement applicable to any award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock.

Section 10.  Stock in Lieu of Cash.

         The Committee may grant Awards or shares of Common Stock in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company. If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

Section 11.  Change in Control

         (a) Accelerated Vesting and Payment. Subject to the provisions of
Section 11(b) below, in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable, the Restricted Period applicable to all shares of Restricted Stock or Restricted Units shall expire and all such shares shall become nonforfeitable and immediately transferable and all Deferred Stock shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

         (b) Alternative Awards. Notwithstanding Section 11(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

         (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

         (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

         (iii) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

         (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

Section 12.  General Provisions.

         (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

         (b) Awards. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

         (c) Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees.

         (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

         (e) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

         (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         (g) Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock or Incentive Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

         "The shares of stock represented by this certificate are subject to the terms and conditions contained in the BW/IP Inc. 1996 Long-Term Incentive Plan and the Award Agreement, dated as of _____, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12(c) of the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock or Incentive Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

         (h) Effective Date. Subject to the approval of the shareholders of the Company (which shall be sought by the Company if so authorized by the Board), the Plan shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after May 13, 2006. Upon shareholder approval of the Plan, no further awards may be made under the Predecessor Plan. Subject to shareholder approval of the Plan, if the Committee so determines and the holder thereof shall consent to any amendment to any outstanding option that has an adverse affect on such holder's rights thereunder, the provisions of the Plan relating to Options shall apply to, and govern, existing option grants under the Predecessor Plan and, such options shall be amended to provide such holder with such additional benefits.

         (i) Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

     (1) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

     (2) change the price at which Options may be granted; or

     (3) remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

         (j) Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

         (k) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

         (k) Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option.

         (l) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                    * * * * *

                                                                       EXHIBIT B

                                   BW/IP INC.
               1996 DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN
                         (Effective as of May 14, 1996)

1.       Purposes

         The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing them with the opportunity to obtain the economic benefits of stock ownership on a tax deferred basis.

2.       Definitions

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

         (a) "Accounts" shall mean a Participant's Interest Account and Stock Account.

         (b) "Applicable Interest Rate" shall mean the annual rate of interest in effect under the Company's principal bank credit agreement on the first business day of the current calendar year, except that, in the case of an interest calculation being made as of the end of the month in which a Participant dies, the Applicable Interest Rate shall equal the product of (i) such annual rate and (ii) a fraction, the numerator of which is the number of full calendar months during such year which have been completed on or prior to such date and the denominator of which is 12.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d) "Cash Fees" shall mean the amount of any fees that would, absent an election pursuant to the terms of the Plan, be payable by the Company in cash to a Participant for any services to be performed by the Participant as a director.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Common Stock" shall mean the common stock of the Company, par value $0.01, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

         (g) "Company" shall mean BW/IP Inc.

         (h) "Exchange Share" shall mean a Share granted under the Exchange Share Program.

         (i) "Exchange Share Program" shall mean the program for the grant of Shares pursuant to Section 5 hereof in exchange for a Participant's election to forgo receipt of all or a portion of his or her Cash Fees.

         (j) "Fair Market Value" on any date shall mean the mean between the high and low sales price of a Share on such date as reported in the principal consolidated transaction reporting system on such other national exchange or the over-the-counter market on which the Common Stock is principally traded.

         (k) "Interest Account" shall mean a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be credited with a fixed annual return during the period of deferral.

         (l) "Participant" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

         (m) "Plan" shall mean the BW/IP Inc. 1996 Directors Stock and Deferred Compensation Plan, as set forth herein and as amended from time to time.

         (n) "Share" shall mean a share of Common Stock.

         (o) "Stock Account" shall mean a memorandum account established to record the deferral of certain compensation otherwise payable to a Participant which shall be deemed invested in notional Shares.

         (p) "Units" shall have the meaning ascribed thereto in Section 6(e).

3.       Administration

         (a) Rules; Interpretation; and Determinations. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board.

         (b) Agents and Expenses. The Board may appoint agents (who may be employees of the Company) to assist in the administration of the Plan and

1996 Directors Stock and Deferred Compensation Plan


may grant authority to such persons to execute agreements or other documents on its behalf. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

         (c) Indemnification. No member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, each member or former member of the Board or any designated agent shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's willful misconduct.

4.       Shares; Adjustment Upon Certain Events

         Shares to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose. The aggregate number of Shares that may be issued under the Plan shall not exceed 50,000 Shares, except as provided in this Section. In the event of any Share dividend or Share split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards under Section 4(a) shall be appropriately adjusted by the Board and the Board's determination shall be conclusive, provided that any fractional shares resulting from any such adjustment shall be disregarded.

5.       Awards and Terms of Exchange Shares

         (a) Grant. Each Participant may elect in each of 1996 through 2006 to receive Exchange Shares pursuant to the formula set forth in (d) below by agreeing to forgo all or any portion of the Participant's Cash Fees for the calendar year following the date of such election.

         (b) Date of Issuance. Exchange Shares shall be issued as of the first day of each calendar quarter with respect to which a Participant has elected to forgo a portion of his or her fees payable for services to be performed during such

1996 Directors Stock and Deferred Compensation Plan


calendar quarter (the "Date of Issuance"). Notwithstanding the foregoing, if the Date of Issuance in any calendar quarter is not a business day, the grant shall be made on the next following business day.

         (c) Method of Election. A Participant who wishes to elect to receive Exchange Shares in accordance with Section 5(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the Company, not later than (i) in the case of 1996 Cash Fees payable thereafter, the date of the annual meeting of shareholders of the Company in 1996 and (ii) in respect of Cash Fees payable after 1996, July 1, 1996 and each anniversary thereof with respect to the Cash Fees payable for services in the following calendar year, specifying the amount or percentage of such Participant's Cash Fees which he or she wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the last business day immediately preceding such otherwise applicable date.) In the event that a Participant elects to forego less than 100% of his or her Cash Fees for a relevant year, such Participant may provide in his or her election that such foregone Cash Fees be applied to the issuance of Exchange Shares pro rata in each calendar quarter or from the full amount of Cash Fees otherwise payable for each quarter until the full amount elected has been so applied. If a Participant fails to specify the timing of the deductions, the amount of the Participant's foregone fees will be applied to the issuance of Exchange Shares (i) pro rata in each calendar quarter, with respect to Cash Fees foregone from the Participant's annual retainer fee or with respect to any percentage election with regard to any other Cash Fees and (ii) with respect to any election of an amount of Cash Fees other than the annual retainer fee, from the full amount of any other Cash Fees otherwise payable for each quarter until the full amount of such other Cash Fees foregone has been so applied.

         (d) Number of Shares. The number of Exchange Shares to be issued as of each Date of Issuance shall equal the greatest number of whole Shares derived from the quotient of (i) the dollar amount of the Cash Fees being forgone with respect to services to be performed during the applicable quarter in accordance with an election under this Section 5 and (ii) the Fair Market Value on the Date of Issuance. If, after the application of the preceding formula as of any Date of Issuance, there is a cash remainder, the Company shall pay the Participant the amount of such cash remainder as soon as practicable following such Date of Issuance.

6.       Deferred Compensation Program

1996 Directors Stock and Deferred Compensation Plan


         (a) Deferral Election. On or before December 31 of any calendar year, a Participant may elect to defer receipt of all or any part of any Cash Fees payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to an Interest Account or a Stock Account; provided that any election to have any Cash Fees deferred credited to the Stock Account shall be made at least six months in advance of the date the corresponding Cash Fees would otherwise have been payable. Any person who shall become a Participant during any calendar year (including, without limitation, all directors who first become eligible to participate in the Plan in 1996 upon its approval by shareholders) may elect, not later than the 30th day after he or she becomes eligible to participate in the Plan, to defer payment of all or any part of his Cash Fees payable for the portion of such calendar year following such election.

         (b) Form and Duration of Deferral Election. A deferral election shall be made by written notice filed with the Secretary of the Company. Such election shall continue in effect (including with respect to Cash Fees payable for subsequent calendar years) unless and until the Participant revokes or modifies such election by written notice filed with the Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Cash Fees payable for services rendered thereafter; provided that if the effect of such revocation or modification of a deferral election is to change the amount of deferred compensation that would otherwise have been credited to the Stock Account it shall in no event become effective earlier than six months after it is received by the Secretary. Amounts credited to the Participant's Accounts prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. A Participant who has revoked an election to participate in the Plan may file a new election to defer Cash Fees payable for services to be rendered in the calendar year following the year in which such election is filed.

         (c) Investment Elections for Deferred Fees. At the time a Participant elects to defer receipt of Cash Fees pursuant to Section 6(a), the Participant shall designate in writing the portion of such Cash Fees, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Account. Any Cash Fees to be credited to either Account shall be rounded to the nearest whole cent, with amounts equal to or greater than $.005 rounded up and amounts below $.005 rounded down. If a Participant fails to notify the Secretary as to how to allocate any Cash Fees between the two Accounts, 100% of such Cash Fees shall be credited to the Interest Account. By written notice to the

1996 Directors Stock and Deferred Compensation Plan


Secretary of the Company, a Participant may change the manner in which Cash Fees payable with respect to services to be rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall only be effective with respect to Cash Fees payable six months after it is received by the Secretary.

         (d) Interest Account. Any Cash Fees allocated to the Interest Account pursuant to this Section 6 shall be credited to the Interest Account as of the date such Fees would have been paid to the Participant. Any amounts credited to the Interest Account shall be credited with interest annually on December 31 of each calendar year, except that if the entire balance credited to a Participant's Interest Account is distributed prior to the end of the calendar year, interest shall be credited on such balance as of the date such distribution is made. The amount to be credited as interest with respect to amounts credited to the Interest Account for the entire calendar year shall be equal to the product of such amounts and the Applicable Interest Rate. With respect to each amount credited to the Interest Account for less than the entire calendar year, the amount to be credited as interest pursuant to this Section 6(d) shall be equal to (i) the product of such amount and the Applicable Interest Rate times (ii) a fraction, the numerator of which is the number of days in such calendar year during which such amount is credited to the Interest Account and the denominator of which is 365.

         (e) Stock Account. Any Cash Fees allocated to the Stock Account pursuant to this Section 6 shall be deemed to be invested in a number of notional Shares of the Company (the "Units") equal to the quotient of (i) such Cash Fees divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Account would otherwise have been paid or the Shares would have been granted, as the case may be. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. Whenever a dividend other than a dividend payable in the form of Shares is declared with respect to the Shares, the number of Units in the Participant's Stock Account shall be increased by the number of Units determined by dividing
(i) the product of (A) the number of Units in the Participant's Stock Account on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Common Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by
(ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on Shares which is payable in Shares, the Participant's Stock Account shall be increased by the number of Units equal to the product of
(i) the number of Units credited to the Participant's Stock Account on the related dividend record date

1996 Directors Stock and Deferred Compensation Plan


and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any change in the number or kind of outstanding Shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Shares, other than a stock dividend as provided above, the Board shall make an appropriate adjustment in the number of Units credited to the Participant's Stock Account.

         (f) Distribution from Accounts Upon Termination of Service as a Director. At the time a Participant makes a deferral election pursuant to
Section 6(a), the Participant shall also file with the Secretary of the Company a written election (a "Distribution Election") with respect to whether (i) the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units to be credited to the Stock Account shall be distributed wholly in cash, in the greatest number of whole Shares (with any fractional interest payable in cash) or a combination of cash and whole Shares, (ii) such distribution shall commence immediately following the date the Participant ceases to be a director or on the first business day of any calendar year following the calendar year in which the Participant ceases to be a director and
(iii) such distribution shall be in one lump-sum payment or in such number of annual installments (not to exceed ten) as the Participant may designate. A Participant may at any time, and from time to time, change any Distribution Election applicable to his or her Accounts, provided that no election to change the timing of any terminal distribution shall be effective unless it is made in writing and received by the Secretary of the Company at least one full calendar year prior to the time at which the Participant ceases to be a director.

         (g) Distribution from Accounts Prior to Termination of Service as a Director. Any Participant may, by filing a written election with the Secretary of the Company, elect to receive a distribution of all or any portion of the amounts credited to the Participant's Account as of a date which is at least one full year after the date as of which such election is so filed with the Secretary; provided that, any Participant who elects to receive a distribution pursuant to this first sentence of this Section 6(g) shall cease to be eligible to make any additional deferrals under this Section 6 with respect to compensation payable in the two calendar years immediately following the year in which such election is filed with the Secretary. Additionally, if after submission of a written request by a Participant to the Secretary of the Company and such written evidence of the Participant's financial condition as the Board shall reasonably request, the Board determines that the Participant has suffered or will (absent a withdrawal hereunder) suffer a financial hardship, such Participant may withdraw from his Interest Account (but not from his Stock Account) up to such amount as the Board shall determine to be necessary to alleviate such financial hardship.

1996 Directors Stock and Deferred Compensation Plan


         (h) Payment of Plan Distributions. Any distribution to be made hereunder, whether in the form of a lump-sum payment or installments, following the termination of a Participant's service as a director shall commence in accordance with the Distribution Election made by the Participant in accordance with Section 6(f). If a Participant fails to specify a form of payment or a commencement date for a distribution in accordance with Section 6(f), such distribution shall be made in Shares and commence on the first business day of the calendar year immediately following the year in which the Participant ceases to be a director. If a Participant fails to specify in accordance with Section 6(g) that a distribution shall be made in a lump-sum payment or a number of installments, such distribution shall be made in a lump-sum payment. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year until the entire amount subject to such installment Distribution Election shall have been paid.

7.       Nontransferability

         The interest of a Participant in his or her Accounts shall not be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, a Participant may not assign, negotiate, pledge or hypothecate in any way (whether by operation of law or otherwise) any interest in such Accounts, and such Accounts shall not be subject to execution, attachment or similar process.

8.       Effectiveness, Termination and Amendment

         The Plan shall become effective on May 14, 1996 and shall terminate at the close of business on December 31, 2006 unless sooner terminated pursuant to the third sentence of this Section 8. The Board at any time or from time to time may amend or terminate the Plan, provided that (i) the manner in which the Stock Account operates may not be amended more than once every six months other than to comport with changes in the Code and the regulations thereunder and (ii) no termination, amendment or modification of the Plan may, without the consent of a Participant, alter or impair the rights and obligations arising with respect to any amount then credited to a Participant's Accounts.

9.       General Provisions

1996 Directors Stock and Deferred Compensation Plan


         (a) No Right to Remain as a Director. The Plan shall not impose any obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

         (b) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares until he shall have become the holder of record of such Shares.

         (d) Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

         (e) Issuance of Stock Certificates; Legends; Listing. Upon the issuance of Shares pursuant to Section 5 or 6, a certificate or certificates for the Shares shall be issued by the Company in the name of the person or persons receiving such Shares and shall be delivered to or upon the order of such person or persons. Certificates for Shares shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of

1996 Directors Stock and Deferred Compensation Plan


Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

         (f) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

         (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         (h) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware.

                                  * * * * * * *

                                   BW/IP, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1996

The undersigned hereby appoints John D. Hannesson, John M. Nanos and M. J. Young, and each or any of them, as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of BW/IP, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 1996 at 11:00 a.m. at The Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, and at any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the meeting or any adjournment thereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

                (Continued and to be signed on the reverse side.)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

                       FOR all nominees          WITHHOLD AUTHORITY
                   listed to right (Except as      to vote for all
                  marked to the contrary below)    nominees listed

1.  Election of              / /                        / /
    Directors


INSTRUCTION:  To withhold authority to vote for one or more nominees, print each such nominee's name on the line provided below.

________________________________________________________________________________


NOMINEES:  James J. Gavin Jr.
           George D. Leal
           H. Jack Meany
           James S. Pignatelli
           Bernard G. Rethore
           James O. Rollans
           William C. Rusnack
           Peter C. Valli

                                                 FOR   AGAINST    ABSTAIN

2. Ratification of adoption of BW/IP, Inc.       / /     / /        / /
   1996 Long-Term Incentive Plan.

3. Ratification of adoption of BW/IP, Inc.       / /     / /        / /
   1996 Director Stock and Deferred
   Compensation Plan.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THIS CARD, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith is hereby acknowledged.


SIGNATURE  ____________________________   DATE  ________________, 1996

SIGNATURE  ____________________________   DATE  ________________, 1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in full partnership name by duly authorized person.